                                                            Hollywood Park, Inc.
                                                            Exhibit 10.41




                                 LOAN AGREEMENT

                                 By and Between

                        YAKAMA TRIBAL GAMING CORPORATION

                                      and

                                HP YAKAMA, INC.



                           Dated:  September 11, 1997

                                 LOAN AGREEMENT


     This LOAN AGREEMENT (this "Agreement") is entered into this 11th day of September, 1997 by and between YAKAMA TRIBAL GAMING CORPORATION, ("Borrower"), a tribal corporation established under the laws of The Confederated Tribes and Bands of the Yakama Indian Nation (the "Nation"), having a mailing address of P.O. Box 151, Toppenish, Washington 98948, and HP YAKAMA, INC. ("Lender"), a Delaware corporation, having a place of business at c/o Hollywood Park, Inc., 1050 South Prairie Avenue, Inglewood, California 90301, with reference to the following facts and circumstances:

     A. Nation is a federally recognized Indian tribe eligible for the special programs and services which the United States provides to Indians because of their status as Indians, and possessing sovereign powers of self-government.

     B. Nation is the beneficial owner of certain real property (the "Property") within its reservation in the State of Washington which is held in trust by the United States for the benefit of the Nation and over which it exercises governmental jurisdiction. The Property is more particularly described in Exhibit A attached hereto.
   ---------

     C. Nation has established Borrower as a special purpose tribal entity to establish and operate the Enterprise (as defined in the Master Definition List attached hereto as Exhibit B; all capitalized terms used herein without
                   ---------
definition shall have the respective meanings described thereto in the Master Definition List) at the Facility for the purpose of engaging in Gaming.

     D. Nation has determined that the construction of the Facility and the development and operation of the Enterprise is an important tribal governmental project which is intended to improve the economic condition of the Nation and its members, increase tribal revenues, enhance the Nation's economic self-sufficiency, and enable the Nation's government to better serve the social, economic, educational and health needs of the Nation's members.

     E. Nation and Borrower are in need of the financial means to permit them to construct, develop, operate and maintain the Facility and Gaming Enterprise.

     F. Nation and Borrower have requested that Lender make a loan of up to Nine Million and 00/100 Dollars ($9,000,000.00) (the "Loan"), and in connection therewith, will execute and deliver to the Lender's benefit, among other things, the Note and the Security Agreement (as such capitalized terms are defined hereinafter). These documents, together with all other documents evidencing or securing the Loan, are referred to jointly and severally herein as the "Loan Documents."

     G. This Agreement sets forth the terms and conditions of the obligations undertaken by Borrower to induce Lender to make the Loan.

     H. This Agreement is intended to be for the financing of the Facility and the Enterprise only. Nothing herein is intended to be and shall not be construed as constituting a contract for management services as contemplated by IGRA, 25 U.S.C. sec. 2711 (or any successor or related statute or regulation). The parties acknowledge that Lender is to have no management responsibilities with respect to the Enterprise or Gaming activities whatsoever.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged by the parties, the parties hereby agree, as of the date first stated above, as follows:

     1.   Defined Terms.    In addition to the words and terms elsewhere defined
          -------------
in this Agreement or in the Master Definition List, the words and terms set forth in this Article I shall have the meanings herein set forth. All references in this Agreement to any agreement or instrument shall include such agreement or instrument as the same may be amended, restated, modified, supplemented, replaced or substituted from time to time. Such definitions shall be equally applicable to both singular and plural forms of any of the words and terms therein defined. As used herein:

     Council:  The Tribal Council of the Nation.
     -------

     Financing Statements:  The UCC-1 Financing Statements executed and
     --------------------
delivered by Borrower to Lender naming Borrower as debtor and Lender as secured party in order to perfect the security interests granted to the Lender in the Security Agreement.

     Indebtedness:  (i) all indebtedness, whether or not represented by bonds,
     ------------
debentures, notes or other securities, for the repayment of money borrowed, (ii) all deferred indebtedness for the payment of the purchase price of property or assets purchased, (iii) all guaranties, endorsements, assumptions and other contingent obligations in respect of, or to purchase or otherwise to acquire, indebtedness of others, (iv) all indebtedness secured by any mortgage, pledge or lien existing on property owned, subject to such mortgage, pledge or lien, whether or not the indebtedness secured thereby shall have been assumed, and (v) installment purchase contracts, loans secured by purchase money security, interests, and lease-purchase agreements or capital leases.

     Organizational Documents:  Collectively, the following documents, each of
     ------------------------
which shall be in form and substance acceptable to the Lender:

     (a)  a copy of the Bylaws of the Borrower;

     (b) a copy of the ordinances and/or resolutions of the Nation and the Borrower authorizing the execution, delivery and performance of the Loan Documents and the Transaction Documents and providing a limited waiver of its sovereign immunity to the extent required hereby hereof, and providing that all notice and other procedures in connection with the adoption of such ordinances were complied with;

     (c) certificates of the Nation and the Borrower as to organizational matters in form and substance acceptable to Lender;

     (d) financial statements of the Borrower and the Enterprise as may be required to be delivered under the Transaction Documents.

     2.   The Loan.
          --------

          2.1  Funding Commitment.  Lender hereby represents that upon the
               ------------------
Execution Date of this Agreement it shall have on hand or available to it for funding hereunder, and shall loan to Borrower, and Borrower hereby agrees to borrow and repay to Lender upon and after receipt of such amount (the "Loan"), the maximum sum of Nine Million Dollars ($9,000,000)("Maximum Loan Amount"). The Loan shall be evidenced by the Note.

          2.2  Repayment.  The full terms and conditions regarding repayment,
               ---------
interest, prepayment and other matters related to repayment of the Loan are as set forth in the Promissory Note.

          2.3  Purpose; Disbursement Conditions.  The proceeds of the Loan shall
               --------------------------------
be used solely in accordance with the Cost Breakdown to fund the construction, development, equipping, furnishing, decorating, staffing (including training), startup operating capital and related start-up needs of the Facility and the Enterprise. Subject to the terms and conditions of this section, the Loan shall be funded in such a manner so as to assure Borrower that at least sufficient funds will be on hand to cover the next sixty (60) days of expenses, based upon cash flow needs to be developed and approved by the Borrower and Lender. Borrower shall not incur any construction or development obligations without its reasonable satisfaction that adequate cash is available.

               2.3.1  Cost Breakdown
                      --------------

               (a) Lender will make disbursements of the Loan based on a detailed breakdown (a "Cost Breakdown" and projected disbursement release schedule) of construction, financing and other development costs, as more fully described in the attached Exhibit C, which shall be submitted to, and approved
                          ---------
prior to the initial disbursement of the Loan.

               (b) The Cost Breakdown restricts disbursements to line items in cost categories. Lender acknowledges that the Cost Breakdown includes funds and disbursements which cover a mutually agreed upon amount of Nation's and Borrower's reasonable legal fees in connection with the negotiation and preparation of this Agreement, the other Loan Documents and the Transactional Documents, and projected costs of efforts to obtain BIA and Commission approval thereof. Borrower agrees to use disbursements solely in conformity with the Cost Breakdown. If the Facility cannot be completed in strict conformity with the most recently approved Cost Breakdown, Borrower must submit immediately to Lender for its approval a revised Cost Breakdown. In the revised Cost Breakdown, Borrower must identify requested changes in any line items and provide a written statement of reasons for the changes. If further changes are required, Borrower must seek Lender's approval. Lender need make no further disbursements unless and until it approves the revised Cost Breakdown as provided, which approval (or the denial thereof) shall be in Lender's reasonable discretion; provided, however that, Lender shall approve all revised Cost Breakdowns necessitated as a consequence of Consultant's default or breach of its obligations under Section 3(ii) of the Construction and Development Agreement so long as the aggregate costs specified in such revised Cost Breakdown do not exceed $9,000,000. The most recently approved Cost Breakdown supersedes all previously approved Cost Breakdowns.

               2.3.2  Loan in Balance; Borrower's Funds Account
                      -----------------------------------------

               (a) The Loan is "in balance" whenever the amount of the undistributed Loan funds, plus any sums provided or to be provided by Borrower as shown in the Cost Breakdown most recently approved by Lender, are sufficient in Lender's reasonable judgment to pay, through completion of the Facility and maturity of the Loan, all costs of construction of the Facility and commencement of initial operation of the Enterprise. The Loan is "out of balance" if and when Lender in its reasonable judgment determines that the funds are insufficient to pay for all such costs and sums payable under the Loan Documents.

               (b) Borrower acknowledges the Loan may become "out of balance" in numerous ways, not all of which may now be foreseen. Borrower further acknowledges that the Loan may become "out of balance" from a shortage of funds in any single line item or category of the Cost Breakdown, even if there are undisbursed Loan funds in other line items or categories. Undisbursed Loan funds in one category or line item (e.g., insurance costs) may not be applied to another category or line item (e.g., HVAC) unless either the Cost Breakdown allows such use (and only to the extent specifically allowed) or Lender consents in writing to such use in each instance, which consent shall not be unreasonably withheld.

                      2.3.3  Disbursement Conditions, Amounts and Procedures.
                             ------------------------------------------------
The Disbursement Procedures attached as Exhibit D, set forth disbursement
                                    ---------
conditions, amounts and procedures applicable to the Loan. Lender will disburse the Loan as described in Exhibit D and elsewhere in this Agreement.
                         ---------

                      2.3.4  Repayment of Initial HP Loan and Pre-Development
                             ------------------------------------------------
Amount.  Borrower hereby agrees that: (i) the Initial HP Loan and fifty percent
-------
(50%) of the Pre-Development Amount shall be repaid from the first advance of funds to Borrower that occurs after Lender has received a license from the Washington State Gambling Commission ("WSGC") as required by Applicable Law; and
(ii) at such time as advances under the Loan equal fifty percent (50%) of the amounts required to fund construction of the Facility (as determined in accordance with the Cost Breakdown), the remaining fifty percent (50%) of the Pre-Development Amount shall be repaid as an advance under the Loan.

          2.4  Conditions to Funding Obligation.  The obligation of Lender to
               --------------------------------
make or cause to be made the Loan pursuant to Article 2 hereof shall be subject to, among other things, the following conditions precedent, unless Lender shall have, in each instance, waived such requirement in writing:

               2.4.1 Lender and any Affiliates, officers, shareholders, directors, employees or others connected therewith, as may be required by Applicable Law, shall have applied for and been granted a license or other permission as may be required from the Tribal Gaming Commission, the WSGC, and any other Governmental agency required by Applicable Law, approving said funding by Lender; provided, however, that if Lender has received Interim Funding Approval (as defined herein), the granting of a license from the WSGC shall not be a condition to any funding up to the dollar amount authorized by such Interim Funding Approval; and provided, further, that any funding made pursuant to an Interim Funding Approval shall not be used to repay the Initial HP Loan or the Predevelopment Amount. For purposes hereof, the term "Interim Funding Approval" shall mean written authorization from the WSGC, in form and substance reasonably satisfactory to Lender, approving the funding by Lender of a specified dollar amount prior to the receipt of a license from the WSGC. Lender agrees to promptly apply for such licenses and permissions as soon as practicable following the date of this Agreement, shall cooperate fully with and expeditiously to all requests of any such agency to provide any information required to approve such licensing or other approval, and shall use commercially reasonable efforts, to receive such approval within ninety (90) days of such application. Lender shall bear all of its own costs and attorneys fees associated with obtaining such licenses and permissions. Lender warrants and represents that it knows of no information that would reasonably be expected to prevent it from obtaining such licenses or approvals. The failure to obtain such licenses or approvals in the time specified shall be cause, at Lender's or Borrower's discretion, to terminate the Loan Documents and the Transaction Documents to which Lender is a party, but shall not operate to forgive Borrower of its obligation to repay monies previously advanced to it in accordance with the terms hereof or Nation of its obligation to repay the Initial HP Loan pursuant to the terms of that certain Promissory Note in the maximum principal amount of $800,000 dated August 4, 1997 by the Nation in favor of Lender.

               2.4.2 All of the Loan Documents and the Transaction Documents, including the Exhibits to be attached thereto, shall have been fully completed and executed and delivered by both parties.

               2.4.3 Lender shall have received verification in form and substance satisfactory to it that the NIGC does not consider the Loan Documents or Transaction Documents, or any of them taken individually, to constitute a management contract as defined under IGRA, 25 U.S.C. (S) 2711, provided that Nation shall seek such approval from the NIGC immediately after the Execution Date, and if such verification is not approved within ninety (90) days after such approval is sought, this Agreement and the other Loan Documents and Transaction Documents shall terminate and be of no force and effect.

               2.4.4 Lender shall have received approval of the Loan Documents and the Transaction Documents, to the extent required by Applicable Law, from the BIA. Nation shall seek such approval from the Secretary of the Interior immediately after the Execution Date, and if such verification is not approved within sixty (60) days after such approval is sought, this Agreement and the other Transaction Documents shall terminate and be of no force and effect.

               2.4.5 Lender shall have approved UCC, state and federal tax lien, bankruptcy and judgment searches with respect to Nation, Borrower, the Property, the Facility and the Collateral duly certified to a current date by the appropriate filing officer, from the Secretary of State of Washington, the BIA, and each and every other jurisdiction in which the Borrower or the Nation owns assets (other than vehicles covered by a certificate of title), which searches, if not disapproved within ten (10) days after execution of this Agreement, shall be deemed approved.

               2.4.6  Lender shall have received:

                      (a) an opinion of the Nation's and Borrower's Counsel, in a form and substance acceptable to Lender, addressing such matters as Lender may require;

                      (b)    a copy of the Compact;

                      (c)    the Organizational Documents;

                      (d) Borrower shall have directed Lender to pay all disbursements to be made on the occasion of the initial advance;

                      (e) A certificate of an officer of the Nation and the Borrower confirming the representations and warranties set forth herein;

                      (f) All certificates of insurance and insurance endorsements required herein; and

                      (g) All collateral schedules, security interest subordination agreements, searches, releases and termination statements which Lender may request to assure and confirm the creation, perfection and first priority of the security interests created by the Security Agreement.

     3.   Warranties and Representations. The Nation and Borrower hereby
          ------------------------------
warrant, represent and certify to and for the benefit of Lender as follows, which warranties, representations, certifications and agreements shall be conditions to the disbursement of the Loan, shall survive the funding of the Loan and shall remain continuing during all times when any portion of the Loan remains outstanding:

          3.1 Nation and Borrower each have the full power, authority and authorization to execute, enter into, and deliver the Loan Documents and the Transaction Documents to which each is a party and to perform the obligations Nation and Borrower have assumed hereunder and thereunder, and to own and operate the Facility and to conduct the Enterprise.

          3.2 Borrower is authorized to conduct Gaming on the Property in the manner and in the places anticipated in this Agreement, and to perform the obligations it has assumed under this Agreement.

          3.3 The execution, delivery and performance of the Loan Documents and the Transaction Documents by the Nation and Borrower will not violate any law of the Nation or any law, rule, regulation or court order applicable to the Nation or Borrower, or result in the breach of or constitute a default under the Compact, any indenture or loan, credit or other agreement or instrument to which the Nation is a party or by which they or their assets may be bound or affected or result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of its properties or assets contrary to the terms of any such instrument or agreement;

          3.4 The Loan Documents and the Transaction Documents (including, without limitation, the waivers of sovereign immunity contained therein) have been duly authorized, executed and delivered by the Nation and Borrower, and constitute legal, valid and binding obligations of the Nation and Borrower, enforceable in accordance with the terms thereof except as may be limited by bankruptcy or other laws.

          3.5 Any resolution of the Nation and Borrower approving and authorizing the execution of the Loan Documents and the Transaction Documents was duly adopted at a meeting of the authorizing body at a duly called and convened meeting at which a quorum was present, and has not been repealed, modified or amended since its adoption. All necessary resolutions or other Tribal actions have been taken, and such actions are not subject to any reverse referendum or similar requirement or provision.

          3.6 There are no judgments filed or suits, actions or proceedings pending, or to the knowledge of the Nation or Borrower, threatened against or affecting the Nation or Borrower, or the Property or by any Court, arbitrator, administrative agency or other governmental authority which, if adversely determined, would materially and adversely affect the construction, development or operation of the Enterprise contemplated in the Loan Documents and the Transaction Documents.

          3.7 Borrower possesses adequate licenses, certificates, permits, franchises, patents, copyrights, trademarks and trade names, or the rights thereto, to conduct the Enterprise.

          3.8 The Property, the Facility and the Enterprise and the intended use thereof for the purpose and in the manner contemplated by this Agreement or any other document related hereto are permitted by and will comply in all material respects with all presently applicable Governmental use requirements.

          3.9 The most recent financial statements furnished to Lender by Borrower fairly present the financial condition of the Borrower at and as of the date thereof, and, as of said date, there were no material liabilities of the Borrower, direct or indirect, fixed or contingent, which were not reflected in such financial statements or the notes thereto.

          3.10 To the best of its knowledge, Borrower and the Nation have filed all federal and state tax returns and reports required to be filed, which returns properly reflect the taxes owed for the period covered thereby, and except for taxes being contested in good faith by appropriate proceedings Borrower and the Nation have paid or made appropriate provisions for the payment of all taxes which may become due pursuant to said returns and for the payment of all present installments of any assessments, fees and other Governmental charges upon Borrower or upon any of its property.

          3.11 No consent, approval or authorization of or permit or license from or registration with or notice to any federal or state regulatory authority, the BIA or any third party is required in connection with the making or performance of the Loan Documents, the Transaction Documents or any document or instrument related hereto or thereto, or, if so required, such consent, approval, authorization, permit or license has been requested and/or obtained or will be requested within five (5) business days of the Execution Date or such registration has been made or notice has been given or such other appropriate action has been taken on or prior to the date of such making or performance.

          3.12 Neither the Nation nor Borrower is in default of a material provision under any material agreement, instrument, decree or order to which it is a party or to which it, the Property, the Facility or the Enterprise are bound or affected.

          3.13 The conduct and operation of the Enterprise by the Borrower is not subject to registration with, notification to, or regulation, licensing, franchising, consent or approval by any state or federal Governmental authority or administrative agency, except (i) general laws and regulations which are not related or applicable particularly or uniquely to the type of business conducted by the Nation, which do not materially restrict or limit the business of the Nation, and with which the Nation is in substantial compliance and (ii) laws and regulations promulgated by or associated with the BIA, the NIGC or any State law or agency with jurisdiction over gaming activities under the Compact, including the Washington State Gaming Commission and the laws of the United States and the State of Washington, all of which have been obtained or will be applied for in accordance with the terms hereof.

          3.14 No tax claims or governmental proceedings are pending or are threatened against Borrower.

          3.15 The Property and the Facility are in compliance with applicable provisions of any specific or general plan and all zoning, subdivision, environmental and health and safety rules, regulations, ordinances, directives and statutes applicable to the Property and the Facility, its occupancy or use; all restrictive covenants, zoning and subdivision ordinances and building laws and other applicable governmental laws, ordinances and lawful requirements applicable to the Property and the Facility have been complied with in all material respects; and no order, notice, complaint, report, or warning from any Governmental agency has been or will be received by or communicated to Nation and/or Borrower, their respective agents, assigns, tenants, subcontractors, or any other Person acting for Nation and/or Borrower, regarding the Property and the Facility, its occupancy or use that has not been or will not be promptly communicated and delivered to Lender.

          3.16 As used herein, "Regulated Substance" means any substance, material, or matter (including, without limitation, medical waste, asbestos, oil, petroleum or chemical liquids or solids, liquids or gaseous products) that may give rise to liability under any Environmental Laws (as defined herein). As used herein, "Environmental Laws" means (i) any local, state or federal laws, rules, ordinances or regulations either in existence as of the date hereof, or enacted or promulgated after the date of this Agreement, that concern the existence, management, control, discharge, treatment, containment, and/or removal of substances or materials that are or may become a threat to public health or the environment; or (ii) any common law theory based on nuisance, trespass, negligence, strict liability, aiding and abetting, or other tortious conduct.

               3.16.1 To Borrower's and Nation's knowledge without investigation or inquiry, there has been no deposit, storage, seepage or filtration of any Regulated Substances at, upon, under or within the Property or any contiguous real estate. To Borrower's and Nation's knowledge without investigation or inquiry, neither the Nation nor the Borrower has caused or permitted to occur, and shall not permit to exist, any condition that may cause a discharge of any Regulated Substances at, upon, under or within the Property or on any contiguous real estate.

               3.16.2 Nation and Borrower shall comply strictly and in all respects with the requirements of the Environmental Laws applicable to the Property and related regulations and with all similar laws and regulations and shall notify Lender immediately in the event of any discharge or discovery of any Regulated Substance at, upon, under or within the Property and the Facility of which Lender has notice. Nation and Borrower shall promptly forward to Lender copies of all orders, notices, permits, applications or other communications and reports of which Lender has notice in connection with any discharge or the presence of any Regulated Substance or any other matters relating to the Environmental Laws or any similar laws or regulations, as they may affect the Property and the Facility.

     4.   Representations and Warranties of Lender.  Lender, as an inducement to
          ----------------------------------------
the Nation to enter into this Agreement hereby represents, warrants and covenants that:

          4.1 Lender is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is (or prior to the providing of funds herein shall be) licensed, to conduct business in the State of Washington as contemplated herein, and has applied for, and, except as otherwise provided herein, shall obtain prior to providing such funds, such licenses and background investigation approvals as may be required by Applicable Law.

          4.2 The execution, delivery and performance of the Loan Documents have been duly authorized by Lender and such documents are valid and binding obligations of Lender in accordance with their terms thereof, except as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights.

          4.3 To the extent relevant under Applicable Law with respect to Lender's obtaining Governmental approval of the Loan, and to the best of Lender's knowledge, neither Lender nor any current Affiliate, shareholder, officer, director or key employee thereof has ever had an application for a gaming license rejected, or because of its or their own background caused the application for a gaming license for another to be rejected, nor has any gaming-related license which has been issued to any of such entities or persons ever been suspended or revoked, and neither Lender nor any of its current Affiliates, officers, directors or key employees has ever been convicted of a felony or a gaming-related misdemeanor.

     5.   Affirmative Covenants.  In addition to the covenants and agreements of
          ---------------------
the Nation set forth and contained in the other Loan Documents and the Transaction Documents, the Nation and Borrower hereby covenant and agree to and with Lender that, so long as the Note remains due and unpaid, or any other obligation of Nation to Lender pursuant to the Loan Documents or the Transaction Documents remains due under the terms hereof, Borrower will:

          5.1 Use the proceeds of the Loan solely for the purposes of and in accordance with the terms hereof;

          5.2 Pay all taxes (including payroll and withholding taxes) assessments and governmental charges prior to the time when any penalties or interest accrue, unless contested in good faith by appropriate proceedings in accordance with Section 10;

          5.3 Continue the operation of the Enterprise; maintain all rights, licenses, and franchises necessary for the operation of the Enterprise; and comply with all Applicable Laws pertaining to the Enterprise, including but not limited to IGRA;

          5.4 Maintain property, liability, business interruption, worker's compensation and other forms of insurance in commercially reasonable amounts naming Lender as an additional insured and a loss payee, with thirty (30) day cancellation notices to go to Lender.

          5.5 Furnish to Lender as soon as possible and in any event within five (5) business days after the Nation has obtained actual knowledge of the occurrence of Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default, a statement signed by Borrower setting forth details of such event and the action which Borrower has taken, is taking, or proposes to take to correct the same;

          5.6 Promptly give notice in writing to Lender of any and all litigation involving Borrower, the Nation, the Enterprise or the Facility where the amount in dispute exceeds $50,000 or is not covered by insurance, and of any and all proceedings commenced against the Nation or Borrower by or before any court or governmental or regulatory agency, which may have an adverse material impact on the Enterprise or Borrower's ability to pay amounts due under the Note;

          5.7 Comply with the requirements of all Applicable Laws, rules, regulations and orders of any Governmental Authority a breach of which would materially and adversely affect the Enterprise, except where diligently contested in good faith and by proper proceedings;

          5.8 Obtain all necessary and appropriate state, federal, local, tribal, and private clearances, authorizations, permits and licenses with respect to the Enterprise;

          5.9 Preserve all of the rights, privileges and franchises necessary or desirable in the normal conduct of the Enterprise; conduct the Enterprise in an orderly, efficient and regular manner; and not liquidate, merge, dissolve, suspend business operations or assign, encumber, lease, transfer, encumber or sell the Facility, the Enterprise, the Collateral or any portion thereof or all or substantially all of its assets and the Nation shall not transfer any of its ownership interest in Borrower without the prior written consent of Lender, which consent (or the denial thereof) shall be in Lender's sole and absolute discretion;

          5.10 Keep all of the assets and properties necessary to its business, including without limitation the Facility, in good working order and condition, ordinary wear and tear excepted;

          5.11 At all times keep proper books of record and accounts for the Enterprise in accordance with GAAP, and, upon one (1) days notice of Lender, provide any duly authorized representative of Lender access during normal business hours to, and permit such representative to reasonably examine, copy or make extracts from, any and all books, records and documents in the Nation's possession or control relating to the Facility, the Property or the Enterprise;

          5.12 Authorize and cause the Enterprise, on behalf of the Nation, to make monthly principal payments under the Note to the extent it is required to do so, under the Note, which authorization shall not be revoked, canceled, or terminated;

          5.13 Employ as Enterprise management and key operating personnel persons with requisite and appropriate experience for the position for which they are employed, taking into account Nation's Indian preference policy and its goal of placing and advancing as many of Nation's qualified tribal members as possible into Gaming Enterprise managerial, key and other employee positions; and

          5.14 Employ in positions other than as management and key operating personnel a reasonable and appropriate number of persons with requisite and appropriate experience for the position for which they are employed, at rates of pay appropriate to the position; and establish, maintain and enforce operating policies and procedures which reflect sound and reasonable business judgment and which are appropriate for the Enterprise.

     6.   Financial Statements and Audits.
          -------------------------------

          6.1 Borrower shall deliver to the Lender as soon as practicable and in any event within twenty (20) days after the end of each month, a statement of Gross Revenue, Net Receipts, Net Revenue and Available Distributable Cash for the preceding month, all in reasonable detail and certified by the chief executive or financial officer of Borrower to have been prepared in accordance with GAAP and this Agreement.

          6.2 Borrower shall deliver to the Lender an accounts receivable report and an accounts payable aging report of the Enterprise at such times as the Lender may from time to time request.

          6.3 Borrower shall deliver to the Lender, all reports required by law and applicable regulations submitted to or received from any federal, state or Tribal gaming authorities within thirty (30) days of receipt thereof.

          6.4 Borrower shall deliver to the Lender as soon as is practicable and in any event within ninety (90) days after the close of each fiscal year,
(i) an audited balance sheet of the Enterprise and Borrower, (ii) an audited statement of income of the Enterprise and Borrower, and (iii) an audited statement of cash flows, in each case, of the Enterprise and Borrower, as at the end of and for the fiscal year just closed, setting forth in comparative form the corresponding figures for the preceding Fiscal Year all in reasonable detail and certified (without any qualification or exception) by independent, nationally recognized public accountants; and concurrently with such financial statements, a written statement signed by such independent accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of any Event of Default or potential Event of Default, or, if such independent accountants shall have obtained from such examination any such knowledge, they shall disclose in such written statement the Event of Default or potential Event of Default and the nature thereof, it being understood that such independent accountants shall be under no liability, directly, or indirectly, to anyone for failure to obtain knowledge of any such Event of Default or potential Event of Default, and (y) setting forth calculations of such auditors as to the compliance by Borrower with all the covenants contained herein (including, without limitation, calculations of Gross Gaming Revenues, Net Receipts, Net Revenues and Available Distributable Cash).

          6.5  Audits.  Borrower shall cause to be performed on a timely basis,
               ------
and delivered to Lender within thirty (30) days of completion and receipt by Borrower thereof, all audits of the Enterprise which must be performed in accordance with Applicable Law. Such reports shall include at a minimum an annual audit performed by a nationally recognized independent public accounting firm in accordance with generally accepted auditing standards as applied to casinos and sufficient to meet NIGC auditing requirements.

          6.6  Government Reports.  The Nation shall deliver to Lender all
               ------------------
reports to or from any Governmental agency within five (5) days of submission to or receipt from such agency.

     7.   Negative Covenants.  Nation and Borrower covenant and agree that
          ------------------
Borrower will not, except with the prior written consent of Lender (which consent, or the denial thereof, shall be in Lender's sole and absolute discretion):

          7.1  Indebtedness.  Incur any Indebtedness during the term of the Loan
               ------------
other than (i) the Loan, (ii) trade payables of the Enterprise incurred in the ordinary course of business, and (iii) purchase money financing not in excess of $100,000 at any one time outstanding;

          7.2  Sale or Disposition of Property.  Sell, dispose of, lease,
               -------------------------------
assign, sublet, transfer, mortgage or encumber (whether voluntarily or by operation of law) all or any part of its right, title or interest in or to the Property, the Facility, the Collateral, the Enterprise or, in the case of Nation, Borrower except (i) encumbrances to secure purchase money financing permitted under Section 7.1 which attach solely to the asset being financed thereby; and (ii) dispositions of equipment in connection with replacements with equipment of equal or greater value;

          7.3  Alteration of Enterprise.  Materially alter the nature of the
               ------------------------
Enterprise;

          7.4  Excessive Compensation. Pay excessive or unreasonable salaries,
               ----------------------
bonuses, commissions, consultant fees, or other commissions to employees, agents, contractors, vendors or the Tribal Gaming Commission;

          7.5  Material Breach.  Cause or permit any breach, default or event of
               ---------------
default to occur under any of the Transaction Documents which is not cured within the applicable cure provisions thereof;

          7.6  Consolidations; Mergers.  Consolidate or merge with any
               -----------------------
corporation; acquire any business, or acquire stock of any corporation; enter into any partnership or joint venture; or form any subsidiary.

          7.7  Distributions.  Make any distribution of funds to the Nation or
               -------------
any dependent or independent entity or Affiliate of the Nation or Borrower not expressly permitted in the Loan Documents or the Transaction Documents; or

          7.8  Investments.  Lend or advance money or credit to any person
               -----------
(other than customers of the Enterprise in the ordinary course of business, consistent with industry standards and on commercially reasonable terms), or invest in (by capital contribution, creation of subsidiaries or otherwise), or purchase or repurchase the stock or Indebtedness, or all or a substantial part of the assets or properties, of any person, or enter into any exchange of securities with any person, or guarantee, assume, endorse or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any person's payment or performance or capability) the Indebtedness, performance, obligations, stock or dividends of any person, or agree to do any of the foregoing.

     8.   Events of Default.  Each of the following occurrences shall constitute
          -----------------
an Event of Default under this Agreement and under the other Loan Documents (any such event, an "Event of Default"):

          8.1 Failure of Borrower to pay any or all of the Indebtedness arising out of this Agreement or the other Loan Documents or any amounts owing pursuant to the Transaction Documents or provide any financial statements or audits required pursuant to Section 6 hereof within five (5) days of when due;

          8.2 Failure of Borrower to observe or perform any of its respective covenants, conditions or agreements to be observed or performed by it under the Loan Documents so as to render it in default thereof, including the failure to cure as provided in such document, for a period of fifteen (15) days after written notice specifying such default and requesting that it be remedied, unless Lender has agreed in writing to an extension of such time prior to its expiration, or for such longer period as may be reasonably necessary to remedy such default (other than defaults which can be cured through payment of money), provided that such breaching party is proceeding with reasonable diligence to remedy the same;

          8.3 Nation or Borrower shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future state or federal bankruptcy act or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of its creditors, or shall be unable to pay its debts generally as they become due (other than as permitted in the Note and the Sublease); or if a petition or answer proposing the adjudication of Nation or Borrower by Nation, Borrower or any Affiliate of Nation or Borrower as a bankrupt or its reorganization under any present or future state or federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within thirty (30) days after the filing thereof, or if a receiver, trustee or liquidator of Nation or Borrower of all or substantially all of the assets of Nation or Borrower or of the Property, the Facility, the Enterprise, or the Collateral shall be appointed in any proceeding and shall not be discharged within thirty (30) days of such appointment; or if such party shall consent to or acquiesce in such appointment; or if the property and estate and interest of the Nation or Borrower in the Property, the Facility, the Enterprise, or the Collateral or any part thereof shall be levied upon or attached in any proceeding, and such levy or attachment shall remain undischarged for a period of thirty (30) days during which execution has not been effectively stayed; or

          8.4 The Property, the Facility or the Enterprise is condemned, destroyed or damaged to any material extent, and is not substantially restored within one (1) year after the date thereof.

          8.5 Any representation or warranty made by the Nation or Borrower in any of the Loan Documents or the Transaction Documents shall prove to be untrue or misleading in any material respect, or any financial information, or any statement, certificate or report furnished hereunder or under any of the Loan Documents or the Transaction Documents by or on behalf of the Nation or Borrower shall prove to be untrue or misleading in any material respect on the date when the facts set forth and recited therein are stated or certified.

          8.6 The occurrence of an event of default of Borrower with respect to any Indebtedness other than the Loan.

          8.7 Any breach or default under any Transaction Document (taking into account applicable cure periods set forth therein).

     9.   Rights and Remedies.  Upon the occurrence of an Event of Default and
          -------------------
at any time thereafter until such Event of Default is cured to the written satisfaction of Lender, may, without notice or demand, exercise one or more of the following rights and remedies:

          9.1  So long as Lender has given the notice required pursuant to
Section 11.6.3.4 and the thirty (30) day period specified therein has expired without cure, declare all unmatured obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable;

          9.2 Offset any indebtedness Lender or any of its Affiliates then owes to the Nation, whether or not then due, against any obligation then owed to the Lender or any of its Affiliates, whether or not then due;

          9.3 Exercise and enforce any and all rights and remedies available upon default otherwise available under Applicable Law or any other Loan Document or Transactional Document, including but not limited to the Security Agreement.

     10.  Permitted Contests.  Neither the Nation nor the Borrower shall be
          ------------------
required
to pay any tax, charge, assessment or imposition on Gross Revenues or Net Revenues, or imposed on the Nation or Borrower with respect to the Facility or the Enterprise, or on the Facility or Gaming Enterprise themselves, so long as the Nation or Borrower shall contest, in good faith and at its own cost and expense, the amount or validity thereof, in an appropriate manner or by appropriate proceedings which shall operate during the pendency thereof to prevent the collection of or other realization upon the tax, assessment, levy, fee, rent, charge, lien or encumbrance so contested and to further prevent the sale, forfeiture or loss of the Enterprise or Facility or any part thereof, to satisfy the same. Each such contest shall be promptly prosecuted to final conclusion (subject to the right of the Nation or Borrower to settle any such contest), and in any event the Nation and Borrower will save Lender harmless against all losses, judgments, decrees and costs (including attorneys fees and expenses in connection therewith) and will, promptly after the final determination of such contest or settlement thereof, pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable therein, together with all penalties, fines, interest, costs and expenses thereon or in connection therewith. Nation or Borrower shall give Lender prompt written notice of any such contest.

     11.  Miscellaneous.
          -------------

          11.1 Notices.  Any notice required to be given pursuant to this
               -------
Agreement shall be delivered by overnight courier or U.S. Express Mail with notice deemed effective on the later of the first business day after deposit or the day on which the courier confirms delivery, addressed as follows:

     (a)  If to the Borrower:

          Yakama Tribal Gaming Corporation
          c/o The Confederated Tribes and
          Bands of the Yakama Indian Nation
          P.O. Box 151
          Toppenish, Washington 98948

     With a copy to:

          The Confederated Tribes and
          Bands of the Yakama Indian Nation
          P.O. Box 151
          Toppenish, Washington 98948
          Attn:  Chairperson, Tribal Council

               and:

          Levine & Associates
          2049 Century Park East, Suite 710
          Los Angeles, CA 90017
          Attn:  Jerome Levine, Esq.

     (b)  If to Lender:

          HP Yakama, Inc.
          c/o Hollywood Park, Inc.
          1050 South Prairie Avenue
          Inglewood, CA 90301
          Attn:  Chief Financial Officer

     With simultaneous copies to:

          Irell & Manella LLP
          1800 Avenue of the Stars, Suite 900
          Los Angeles, CA 90067
          Attn:  Alvin Segel, Esq.

or to such other address(es) as the parties provide to each other in writing.

          11.2 Amendments, Etc.  This Agreement and the Transaction Documents
               ---------------
may not be amended or modified, nor may any of their terms (including, without limitation, terms affecting the maturity of or rate of interest on the Note) be modified or waived, except by written instruments signed by Lender and Borrower.

          11.3 Time of Essence.  Time is of the essence in the performance of
               ---------------
this Agreement.

          11.4 Binding Effect and Assignment.  This Agreement shall be binding
               -----------------------------
upon and inure to the benefit of the Nation and Lender and their respective successors and permitted assigns, except that neither party may transfer or assign its rights hereunder without the prior written consent of the other.

          11.5 Waivers.  No waiver by a party of any right, remedy or Event of
               -------
Default hereunder shall operate as a waiver of any other right, remedy, or Event of Default or of the same right, remedy or Event of Default on a future occasion. No delay on the part of a party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude other or future exercise thereof or the exercise of any other right or remedy.

          11.6 Limited Waiver of Sovereign Immunity.
               ------------------------------------

               11.6.1  Retention of Sovereign Immunity.  By this Agreement, the
                       -------------------------------
Nation and Borrower do not waive, limit or modify their respective sovereign immunity from unconsented suit or proceedings in arbitration, except as provided in this Section.

               11.6.2  Scope of Waiver.  Subject to the provisions of this
                       ---------------
Section, the Nation and Borrower hereby expressly grant to Lender and other Persons within the scope of Section 11.6.5, a limited waiver of their respective sovereign immunity from unconsented suit and proceedings in arbitration, their respective right to require exhaustion of Tribal remedies, its right to seek Tribal remedies and their respective right to be sued in the Courts of the Nation, as such Courts are or may be established, and consents to suit in accordance with this Section.

               11.6.3  Procedural Requirements.  The Nation and Borrower grant a
                      -----------------------
limited waiver of their respective sovereign immunity as to suit involving a claim if, and only if, each and every one of the following conditions is met:

                      11.6.3.1  The claim is made by a party designated under
Section 11.6.5, and not by any other Person;

                      11.6.3.2 The claim alleges a breach by the Nation or Borrower of one or more of the specific obligations or duties expressly assumed by the Nation or Borrower under the terms of this Agreement or the other Loan Documents (including, without limitation, all indemnification obligations hereunder);

                      11.6.3.3  The claim seeks:

                             (a)    some specific action, or discontinuance of
some action, by the Nation, Borrower or the Enterprise to bring the Nation or Borrower into full compliance with the duties and obligations expressly assumed by the Nation or Borrower under this Agreement or the other Loan Documents; or

                             (b)    money damages for noncompliance with the
terms and provisions of this Agreement or the other Loan Documents (including, without limitation, all indemnification obligations hereunder).

               11.6.3.4 The claim is made in a detailed written statement to the Nation or Borrower, as applicable, stating the specific action or discontinuance of action by the Nation, Borrower, or the Enterprise which would cure the alleged breach or non-performance, or the sum of money claimed to be due and owing from the Nation or Borrower, as applicable, to Lender by reason of such specific breach or non-performance, and, except where Lender is seeking injunctive relief, the Nation or Borrower shall have thirty (30) calendar days to cure such breach or non-performance or to make such payment before arbitration or judicial proceedings may be instituted.

               11.6.4 Time Period. With respect to any claim authorized in this
                      -----------
Section, initial judicial proceedings, as authorized herein, shall be commenced within the later of two (2) years after the claim accrues or one year after the claim is discovered, or such claim shall be forever barred. The waiver granted herein shall commence on the Execution Date and shall continue for two years following the expiration, termination, or cancellation of this Agreement or the other Loan Documents (whichever is later), except that the waiver shall remain effective for any proceedings then pending, and all appeals therefrom.

               11.6.5 Recipient of Waiver. The recipients of the benefit of
                      -------------------
this waiver of sovereign immunity are limited to Lender, its successors and assigns, and any and all Persons covered by the indemnification provisions hereof.

               11.6.6 Federal Question. The parties agree that any dispute
                      ----------------
raised under the provisions of this Section 11.6 shall be resolved first pursuant to applicable federal law, and if no federal law applies, pursuant to the applicable laws of the State.

               11.6.7 Service of Process. In any proceeding brought pursuant to
                      ------------------
this Section 11.6, the Nation and Borrower consent to service made in accordance with the notice provisions of this Agreement.

               11.6.8  Enforcement. The Nation and Borrower waive their
                       -----------
respective sovereign immunity from a judgment or order consistent with the terms and provisions of this Section 11.6, which is final because either the time for appeal thereof has expired or the judgment or order is issued by a court having final appellate jurisdiction over the matter. The Nation and Borrower consent to the jurisdiction of the United States District Court for the Eastern District of Washington and any court having appellate jurisdiction thereover, consistent with the terms and conditions of this Section 11.6. None of the parties shall object to the jurisdiction or venue of said federal court. Without in any way limiting the generality of the foregoing, the Nation and Borrower expressly authorize any Governmental authorities who have the right and duty under Applicable Law to take any action authorized by any court, to take such action to give effect to any judgment entered against the Nation or Borrower, including, without limitation, entering on to the Property, or any other lands within the Nation's jurisdiction, and the Facility to seize possession of any Collateral for the purpose of giving effect to any judgment entered against the Nation or Borrower pursuant to this Section 11.6.

               11.6.9  Assets Pledged to Satisfy Enforcement Proceedings.  The
                       -------------------------------------------------
foregoing limited waiver of sovereign immunity is expressly conditioned on the parties' agreement, set forth herein, that the only assets, including property and funds, which shall be available, and which are thus specifically pledged and assigned hereby, to satisfy any enforcement proceedings or judgment in connection with this Agreement, or any other Loan Document, shall be limited to
(i) the Collateral, and (ii) possession of the Leased Premises as provided in the Master Lease.

               11.6.10  Limitation Upon Enforcement. Except with respect to
                        ---------------------------
damages arising under the indemnification provisions of this Agreement awarded against the Borrower and/or the Enterprise, damages awarded against the Nation, Borrower, or the Enterprise shall be satisfied solely from assets specified in
Section 11.6.9, and shall not constitute a lien upon or be collectible from any other income or assets of the Nation or Borrower, except with the written consent of the Nation or Borrower.

               11.6.11  Expenses of Judicial Enforcement. Except as ordered by a
                        --------------------------------
court of competent jurisdiction and as set forth in the indemnification provisions hereof, all parties shall bear their own costs, including attorneys' fees, in connection with any judicial proceedings authorized under this Agreement. The parties expressly agree that this provision shall survive the termination, for any reason, or expiration of this Agreement.

               11.6.12  Guaranty. The Nation and Borrower agree not to revoke or
                        --------
limit, in whole or in part, the limited waiver of sovereign immunity of the Nation and Borrower contained in this Section 11.6 or in any way attempt to revoke or limit, in whole or in part, such limited waiver of sovereign immunity. In the event of any such revocation or attempted revocation, the parties expressly recognize and agree that there remains no adequate remedy at law available to Lender or the Persons covered by the indemnification provisions hereof, and the Nation and Borrower hereby consent to the entry of appropriate injunctive relief consistent with the terms and conditions of this Agreement, as may be granted by any court of competent jurisdiction.

          11.7 Remedies Cumulative.  The rights and remedies herein specified of
               -------------------
the parties hereto are cumulative and not exclusive of any rights or remedies which the parties hereto would otherwise have at law or in equity or by statute.

          11.8 Governing Law and Entire Agreement.  This Agreement shall be
               ----------------------------------
governed by federal law, if applicable, then by the laws of the State of Washington. The Loan Documents and the Transaction Documents contain the entire agreement of the parties on the matters covered herein.

          11.9 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

          11.10  Not Joint Venturers. Lender is not, and shall not by reason of
                 -------------------
any provision of any of the Transaction Documents be deemed to be, a joint venturer with or partner or agent of the Nation and/or Borrower.

     12.  Indemnification.
          ---------------

          12.1 Indemnification by Nation and Borrower.  The Nation and Borrower
               --------------------------------------
agree to indemnify and hold harmless Lender, its directors, officers, agents and employees, against any and all claims of or losses, damages or liability to third parties to which Lender, its directors, officers, agents and employees, may become subject under any law in connection with the carrying out of the transactions contemplated by this Agreement or the other Loan Documents, or the conduct of any activity on the Property (other than as a result of gross negligence or willful misconduct of any such party) and to reimburse Lender, its directors, officers, agents and employees, for any out-of-pocket legal and other expenses (including reasonable attorneys' fees) incurred by Lender, its directors, officers, agents and employees, in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions relating thereto. Lender agrees, at the request and reasonable expense of the Nation and Borrower, to cooperate in the making of any investigation in defense of any such claim and promptly to assert any or all of the rights and privileges and defenses which may be available to Lender. The Nation and Borrower further release and agree to hold harmless Lender, its directors, officers, agents and employees, from any claims of or losses, damages or liability to third parties arising out of any covenant, representation or undertaking of the Nation or Borrower contained in this Agreement, or the other Loan Documents. The provisions of this Section shall survive the termination of this Agreement and the other Loan Documents.

          12.1.1  Indemnification by Lender.  Lender agrees to indemnify and
                  -------------------------
hold harmless the Nation and Borrower and their respective directors, officers, agents and employees, against any and all claims of or losses, damages or liability to third parties to which the Nation and Borrower and their respective directors, officers, agents and employees, may become subject under any law as a result of the gross negligence or willful misconduct of the directors, officers, agents or employees of the Lender, and to reimburse the Nation and Borrower and their respective directors, officers, agents and employees, for any out-of-pocket legal and other expenses (including reasonable attorneys' fees) incurred by the Nation or Borrower or their respective directors, officers, agents and employees, in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions relating thereto. The Nation and Borrower agree, at the request and reasonable expense of the Lender, to cooperate in the making of any investigation in defense of any such claim and promptly to assert any or all of the rights and privileges and defenses which may be available to the Nation and Borrower. Lender further releases and agrees to hold harmless the Nation and Borrower and their respective directors, officers, agents and employees, from any claims of or losses, damages or liability to third parties arising out of any covenant, representation or warranty of the Lender contained in this Agreement or the other Loan Documents. The provisions of this Section shall survive the termination of this Agreement and the other Loan Documents.

          12.1.2  Rights of Persons Covered.  The Persons covered by the
                  -------------------------
indemnification provisions hereof shall be third party beneficiaries of this Agreement and shall have the right, subject to the provisions of this Agreement, to enforce such indemnification provisions.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives and delivered as of the day and year first above written.

"Borrower"

YAKAMA TRIBAL GAMING CORPORATION,
a tribal corporation formed under the laws of the Confederated Nations and Bands of the Yakama Indian Nation


By:   /s/ Ross S. Sockzehigh
   ---------------------------------
Name:  Ross S. Sockzehigh
     -------------------------------
Title: Chairman of the Board
      ------------------------------


"Lender"

HP YAKAMA, INC.,
a Delaware corporation


By:/s/ Bruce Rimbo
   ---------------------------------
Name:  Bruce Rimbo
     -------------------------------
Title: Vice President and Secretary
      ------------------------------

As to Sections 3, 5, 6, 7, 10, 11.4, 11.6, 11.8 and 12 only

"Nation"

CONFEDERATED NATIONS AND BANDS OF THE
YAKAMA INDIAN NATION,
a federally recognized Indian Nation


By:/s/ Ross K. Sockzehigh
   ---------------------------------
Name:  Ross K. Sockzehigh
     -------------------------------
Title: Chairman
      ------------------------------

                                   Exhibit A
                                   ---------

                           [description of property]

                                   Exhibit B
                                   ---------

                            Master Definitions List

                                   Exhibit C
                                   ---------

                                COST BREAKDOWNS


     The Cost Breakdown shall be an analysis, prepared by Borrower and approved by Lender, of the total amount needed by Borrower to construct, develop and initiate operations of the Facility and the Enterprise and to perform Borrower's other obligations under the Loan Documents and the Transaction Documents.

     The Cost Breakdown shall set forth the maximum amount of Loan funds allocated to each line item. Lender will disburse the Loan according to those allocations, all on the terms and subject to the conditions of this Agreement.

     Whenever a revised Cost Breakdown is required, Borrower must prepare and submit it for Lender's approval all in accordance with this Agreement. Any revised Cost Breakdown approved by Lender will be a more recent version of the analysis provided in the initial cost breakdown, and must include revised versions of any detailed breakdowns included in the initial cost breakdown.

     The signature of Borrower or any of its authorized agents or representatives on the initial Cost Breakdown or any revised Cost Breakdown constitutes representations and warranties made by Borrower to Lender under this Agreement.

                                   Exhibit D
                                   ---------

                            DISBURSEMENT PROCEDURES

I.   Conditions to Disbursement
     --------------------------

     Before Lender becomes obligated to make any disbursement under this Agreement, all conditions to the disbursement must have been satisfied at Borrower's sole cost and expense in a manner reasonably acceptable to Lender.

     No waiver of any condition to disbursement is effective unless expressly made by Lender in writing. If Lender makes a disbursement before fulfillment of one or more required conditions, that disbursement alone will not be a waiver of such conditions, and Lender reserves the right to require their fulfillment before making any subsequent disbursements. If all conditions are not satisfied, Lender, acting in its reasonable judgment, may disburse as to certain items or categories of costs and not others.

          I.1  Loan Closing and First Disbursement
               -----------------------------------

               Lender is not required to make the first disbursement until all conditions to close the Loan are satisfied. In addition to the conditions set forth in the body of this Agreement, these conditions include the following:

               (a) Lender must receive a Draw Request, as defined and described hereinafter.

               (b) The plans and specifications for the Facility must be approved by Lender.

               (c) The account(s) to be established for funding of the Loan must be opened.

               (d) Lender must receive such financial statements, tax returns and other financial information as it may reasonably require regarding the financial condition of Borrower or any of its other parties or the Property.

               (e) Lender shall have received and approved the first Cost Breakdown.

          I.2  Subsequent Disbursements
               ------------------------

          After the first disbursement, Lender shall not be required to make any further disbursements if:

               (a)  Lender does not receive a Draw Request; or

               (b) Lender has not received copies of all building permits (or their equivalent) for the Facility or evidence satisfactory to Lender from the appropriate Governmental authorities that, except for the payment of permit issuance fees, all conditions to the issuance of permits (or their equivalent) have been satisfied and the Governmental authorities are in a position to deliver such permits (or their equivalent) to Borrower; or

               (c) The Facility (or any portion thereof) is materially damaged and not repaired, unless Lender receives funds from Borrower or insurance proceeds sufficient to pay for all repairs in a timely manner; or

               (d) The Property or any interest in it is affected by eminent domain or condemnation proceedings; or

               (e) Lender receives a bonded stop notice or notice of a mechanics lien or notice of a claim from a contractor for unpaid and delinquent amounts owing, unless Borrower files a bond satisfactory to Lender; or

               (f)  The Loan is "out of balance" according to this Agreement; or

               (g) Lender determines that there has been or will be a material failure to meet the projections of the Cost Breakdown, and Borrower fails to comply with any demand by Lender to submit a revised Cost Breakdown or Lender does not approve any revised Cost Breakdown proposed by Borrower; or

               (h) Lender has notified Borrower that a reasonable basis to believe that a breach, default or failure of condition of or under any of the Transaction Documents exists.

               (i) An Event of Default has occurred and is continuing, or an event has occurred that with notice or the passage of time could become such an Event of Default.

II.  Disbursement Amounts
     --------------------

     Set forth in column (_) of the cost breakdown is a "Loan Disbursement Budget" broken down by line items. From each line item, Lender will disburse Loan funds in a total amount not to exceed the Loan Disbursement Budget for that line item, taking into account all prior disbursements, any applicable retention requirements and any reallocation of funds to which Lender has consented in writing.

III. Disbursement Procedures
     -----------------------

     III.1     Draw Requests
               -------------

               (a) For each disbursement, Borrower must submit to Lender a written request signed by Borrower or its agent designated below and its contractor, together with such documentation and information as Lender requires (collectively, a "Draw Request"). Each Draw Request must be acceptable in form and substance to Lender in the exercise of its reasonable judgment and include such items of information and documentation, including invoices, canceled checks, lien waivers and other evidence as Lender requires, to show that Borrower is in compliance with the Loan Documents. If Lender so requires, any given Draw Request also must include written certification by the Facility architect and the contractor that the Facility as constructed to date conform to the plans and specifications previously approved by Lender.

               (b) In each Draw Request, Borrower must request disbursement for one or more specified line items of the cost breakdown. Borrower may submit a Draw Request to Lender on or about the 1st day of each month, unless Lender agrees to make disbursements more frequently than once a month. Borrower must use all Loan funds strictly for the purposes for which they are disbursed.

               (c) Unless Borrower has notified Lender in writing to the contrary, each Draw Request constitutes Borrower's representation and warranty to Lender that (i) the Loan is "in balance," (ii) all prior disbursements, as well as that currently being requested, were and will be used in strict compliance with the cost breakdown and (iii) no Event of Default has occurred, and no event has occurred that, with notice or the passage of time, could become an Event of Default.

        III.2  Account
               -------

          Unless Lender and Borrower have agreed otherwise in writing, Lender shall make disbursements into a single account established for the funding of the Loan.

        III.3  Disbursements to Other Parties
               ------------------------------

     Notwithstanding the foregoing, Lender if it so chooses may make disbursements directly to Borrower's contractor, subcontractors, laborers or material suppliers designated by Borrower.

        III.4  Interest on Disbursements
               -------------------------

          Interest on each disbursement, whether initiated by Borrower or Lender, is payable from the time Lender debits the Loan funds in the amount of the disbursement.

        III.5  Authorized Signatories
               ----------------------

          Borrower authorizes either Richard Steve Isaac or Mitzie Smart Lowit to sign all Draw Requests and other documents in connection with the administration of the Loan. Borrower represents and warrants to Lender that the following signatures are specimen signatures of the persons named in the preceding sentence:


               _____________________________


               _____________________________

                            SECURED PROMISSORY NOTE

$9,000,000                                                 Toppenish, Washington
                                                              September 11, 1997

     FOR VALUE RECEIVED, the YAKAMA TRIBAL GAMING CORPORATION, a tribal corporation established under the laws of Confederated Bands and Tribes of the Yakama Indian Nation ("Maker"), agrees and promises to pay to the order of HP YAKAMA, INC., a Delaware corporation, its endorsees, successors and assigns ("Holder"), at c/o Hollywood Park, Inc., 1050 South Prairie Avenue, Inglewood, California 90301, or such other place as Holder may from time to time at its sole discretion designate, the principal sum of Nine Million Dollars ($9,000,000), or so much thereof as may be advanced together with interest on the unpaid principal balance at an annual rate of interest of ten percent (10%)(the "Stated Rate").

     1.   Loan Agreement.  All capitalized terms used herein and not defined
          --------------
herein shall have the respective meanings ascribed thereto in the Loan Agreement by and between Maker and Holder of even date herewith (the "Loan Agreement"). This Secured Promissory Note is issued pursuant to the Loan Agreement, and is entitled to the benefits thereof, including, without limitation, all collateral provided for therein or in connection therewith. Reference is made to the Loan Agreement for certain rights of Holder as to the acceleration of the unpaid principal balance hereof before its stated maturity upon the happening of certain events and/or the giving of notice and/or the passage of time.

     2.   Repayment.  Principal and interest at the Stated Rate shall be paid in
          ---------
eighty-four (84) equal consecutive monthly installments on the first day of each month beginning on the twentieth (20) day of the first complete month following the Commencement Date. Interest shall be payable monthly from and after such date from Net Receipts irrespective of the amount of Available Distributable Cash and shall be paid prior to setasides for reserves or payment of the Tribal Preference or Tribal Rent. Principal shall only be payable from and to the extent of Available Distributable Cash remaining and shall be paid prior to Sublease Rent or Tribal Rent. Principal or interest amounts unable to be repaid in any month due to insufficiency of Available Distributable Cash shall be added to the next month's payment. The remaining principal balance hereof together with all accrued interest thereon shall be due and payable on the seventh (7th) anniversary of the Commencement Date.

     3.   Limitations on Repayment:  The parties acknowledge that the Borrower's
          ------------------------
obligations to repay the Loan are subject to the following limitations:

          (a) On September 8, 1997, $30,000 of the principal amount of the Loan shall be forgiven if the Commencement Date has not yet occurred, and an additional like amount of the principal of the Loan shall be forgiven in each month thereafter, on the eighth day thereof, if the Commencement Date has not yet occurred, provided, that the maximum amount forgiven pursuant to this
              --------
Section shall not exceed $150,000.

          (b) All Loan amounts accrued but remaining unpaid more than 31 days (extended by the number of days of any periods during which the term of the Consulting Agreement has been extended pursuant to Section 3.5 of the Consulting Agreement) after the earlier of (i) the date upon which the Consulting Agreement is terminated by the Nation as a consequence of a default thereunder by HP Yakama Consulting, and (ii) the last day of the eighty-fourth month following the Commencement Date as a consequence of insufficient Net Receipts (as to interest payable hereunder or Available Distributable

Cash (as to principal payable hereunder) (unless accelerated prior thereto in accordance with the Loan Agreement) shall no longer by payable.

     4.   Application of Payments; Calculations.  All payments made hereunder
          -------------------------------------
shall be made in lawful money of the United States applied first to interest and then to principal. Interest shall be calculated on the basis of a 360 day year consisting of twelve (12) thirty (30) day months.

     5.   Prepayments.  This Secured Promissory Note may be prepaid by Maker (a)
          -----------
in whole or (b) in part in amounts not less than Fifty Thousand Dollars ($50,000), at anytime, upon 15 days advance written notice to Holder, without any prepayment premium or penalty. Upon such prepayment, the remaining principal balance shall not be reamortized, and monthly installments shall neither be readjusted nor avoided; rather, prepayments shall be applied to the final remaining principal payments owing pursuant to the amortization schedule in inverse order. Prepayment of this Note does not, and shall not be deemed to, relieve Maker from any other obligations to the Holder or to any other party under the Transaction Documents, or any one of them (including, without limitation, the obligation to make monthly rental payments under the Sublease (including, without limitation, the obligation to pay Sublease Rent as provided therein)).

     6.   Mandatory Prepayments.  Maker shall pay and there shall become due and
          ---------------------
payable, concurrently with the receipt by Maker of the proceeds of (i) any sale, lease, conveyance, transfer, financing or disposition of any asset of Maker from or relating to the Facility, the Property or the Enterprise (including, without limitation, insurance proceeds) in excess of $100,000 in any calendar year, or
(ii) cash receipts of Maker from or relating to the Facility, the Property or the Enterprise not in the ordinary course of business, a prepayment in respect of the indebtedness evidenced hereby equal to 100% of such proceeds, such prepayment to be applied to the final remaining principal payments owing pursuant to the amortization schedule in inverse order in accord with the preceding paragraph).

     7.   Grid.  Each portion of the amount of each disbursement of the Loan
          ----
which Holder has made to Maker and the amount of each payment or prepayment made on account of principal thereof shall be recorded by Holder and endorsed on the grid schedule attached hereto, which is made a part of this Secured Promissory Note (or so noted in its records); provided, however, that the failure of Holder
                                   --------  -------
to make any such endorsement or recordation shall not in any manner affect the obligation of Maker to repay the Loan in accordance with the terms hereof. Any such endorsement or recordation shall represent prima facie evidence of the date and amount of the date and amount of disbursements of the Loan or any payment or prepayment of principal thereon, absent manifest error.

     8.   Late Charge.  In the event that any payment required hereunder is not
          -----------
paid on its due date, for any reason other than a good faith accounting dispute as to the amount of such payment which is payable in accordance herewith Maker shall pay a late charge equal to 2% of the late payment to defray the costs of Holder incident to collecting and accounting for such payment. This late charge shall not be deemed to excuse a late payment or be deemed a waiver of any other rights Holder may have (including, without limitation, the right to declare the entire unpaid principal and interest immediately due and payable upon the occurrence of certain events).

     9.   Waiver of Sovereign Immunity.  Maker hereby waives its sovereign
          ----------------------------
immunity from suit and consents to jurisdiction and arbitration as provided in the Loan

Agreement.

     10.  Notices.  All notices to be given by any party to the other hereunder
          -------
shall be in writing and deemed to have been given when delivered in accordance with the Loan Agreement.

     11.  Governing Law.  Subject to the waiver of sovereign immunity set forth
          -------------
in the Loan Agreement, this Secured Promissory Note shall be governed by federal law, if applicable, then by the laws of the State of Washington.

     12.  Time of Essence; Waiver.  Time is of the essence.  No delay or
          -----------------------
omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Secured Promissory Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

     13.  Waivers; Consent.  Presentment for payment, protest and notice of non-
          ----------------
payment are waived; provided, however, that the foregoing waiver shall not be deemed to be applicable to the notice requirements set forth in the waiver of sovereign immunity set forth in the Loan Agreement. Consent is given to any extension or alteration of the time or terms of payment hereof, any renewal, and any release or resort to any party liable for payment hereof.

     14.  Binding Effect.  This Secured Promissory Note shall be binding upon
          --------------
and inure to the benefit of Maker and Holder and their respective successors and assigns.

     IN WITNESS WHEREOF, Maker has duly executed this Secured Promissory Note as of the date first above written.


YAKAMA TRIBAL GAMING CORPORATION, a tribal corporation established under the laws of Confederated Bands and Tribes of the Yakama
Indian Nation


By:/s/ Ross K. Sockzehigh
   ----------------------
Name:  Ross K. Sockzehigh
       ------------------
Title:  Chairman of the Board
        ---------------------

                                 GRID SCHEDULE
                                 -------------

                                                                   Unpaid
                                Amount of       Amount of          Principal  Name of Person
Date                            Disbursement    Principal Paid     Balance    Making Notion
----                            ------------    --------------     ---------  --------------

